EXHIBIT 1


                         COMMON STOCK PURCHASE AGREEMENT

          COMMON STOCK PURCHASE AGREEMENT, dated as of September 16, 2005 (this "Agreement"), by and between MediVision Medical Imaging Ltd., an Israeli corporation (the "Seller"), and Meadowbrook Opportunity Fund LLC., a Delaware limited liability company (the "Purchaser").

          The parties hereto agree as follows:

                                   ARTICLE I.

                        PURCHASE AND SALE OF COMMON STOCK

      Section 1.1. Purchase and Sale of Common Stock. Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller 400,000 shares of common stock, no par value per share (the "Shares"), at a price per share of $1.20, of Ophthalmic Imaging Systems, a California corporation (the "Company"), for a cash purchase price of $480,000 (the "Purchase Price").

Section 1.2. Closing. The closing (the "Closing") of the purchase and sale of the Shares to be acquired by the Purchaser from the Seller under this Agreement shall take place (i) on or before September 20, 2005, provided, that all of the conditions set forth in Article IV hereof shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the
Purchaser and the Seller may agree upon (such date on which the Closing occurs, the "Closing Date"). At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser a certificate representing the Shares, together with such stock powers duly endorsed in blank as the Purchaser may request, and all other appropriate instruments of transfer. At the Closing, the Purchaser shall deliver the Purchase Price by wire transfer to an account designated by the Seller.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

      (a) Organization, Good Standing and Power. The Seller is a corporation duly incorporated and validly existing under the laws of the State of Israel and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

      (b) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and perform this Agreement and to sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Seller and the consummation

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by it of the  transactions  contemplated  hereby  have  been  duly  and  validly authorized by all necessary corporate action, and no further consent or authorization is required for the Seller to effect the transactions contemplated by this Agreement. When executed and delivered by the Seller, this Agreement shall constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability
may  be   limited  by   applicable   bankruptcy,   reorganization,   moratorium,
liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Title to Shares. The Seller has the right to transfer good, valid and marketable title in and to all of the Shares, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances.

      (d) Certain Fees. The Seller has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

      (e) Offering. No form of general solicitation or general advertising (as defined in Regulation D of the Securities Act of 1933, as amended) was used by the Seller or any of its respective representatives in connection with the offer and sale of the Shares hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or other meeting whose attendees have been invited by any general solicitation or general advertising.

      Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

      (a) Organization and Standing of the Purchaser. The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

      (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate (or other organizational) action, and no further consent or authorization is required for such Purchaser to effect the transactions contemplated by this Agreement. When executed and delivered by the Purchaser, this Agreement shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Acquisition for Investment. Except as contemplated by Section 3.1(c) hereof, the Purchaser is purchasing the Shares solely for its own account for the purpose of investment and

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not  with a view  to or for  sale  in  connection  with  any  distribution.  The
Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, to or through any person or entity.

      (d) Assessment of Risks. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company (by virtue of its purchase of Shares hereunder), (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation with respect to the Shares.

      (e) No General Solicitation. The Purchaser acknowledges that the Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

      (f) Accredited Investor. The Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended).

      (g) Legend. The Purchaser hereby acknowledges and agrees that the certificates representing the Shares may contain the following, or a substantially similar, legend, which legend shall be removed only upon receipt by the Company of an opinion of its counsel, which opinion shall be satisfactory to the Company, that such legend may be so removed:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR OPHTHALMIC IMAGING SYSTEMS SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

      (h) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

(i) Reliance on Representations. The Seller is hereby expressly permitted to rely on the Purchaser's representations and warranties set forth in Sections 2.2(c) through (h), inclusive.

                                  ARTICLE III.

                            COVENANTS OF THE PARTIES

      Section 3.1. Covenants. The parties hereto hereby covenant with each other as follows, which covenants are for the benefit of such parties and their respective permitted assigns:

      (a) Further Assurances. From and after the Closing Date, upon the request of the Purchaser or the Seller, the Seller and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      (b) Commercially Reasonable Efforts. Each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

      (c) Registration on Form SB-2. The Seller covenants and agrees to cause the Company to register the Shares for the resale by the Purchaser on a Form SB-2 registration statement to be filed no later than twenty (20) days following the Closing. If the Registration statement covering the resale of the Shares is not effective within 60 days after the date hereof, the Purchaser shall have the right to purchase 100,000 additional shares of common stock, no par value per share, of the Company (the "Additional Shares"), at a price per share of $1.20; provided, that Purchaser exercises such option by delivery of a written notice to the Company and payment in cash of the purchase price for the Additional Shares no later than 70 days after the date hereof.

                                   ARTICLE IV.

                                   CONDITIONS

      Section 4.1. Conditions Precedent to the Obligation of the Seller to Close and to Sell the Shares. The obligation hereunder of the Seller to close and sell the Shares to the Purchaser at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below:

      (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

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      (b)  Performance by the  Purchaser.  The Purchaser  shall have  performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

      (c) Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Seller.

The conditions set forth in this Section 4.1 are for the Seller's sole benefit and may be waived only by the Seller at any time in its sole discretion.

      Section 4.2. Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares. The obligation hereunder of the Purchaser to purchase the Shares and to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below:

      (a) Accuracy of the Seller's Representations and Warranties. Each of the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

      (b) Performance by the Seller. The Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing.

      (c) Certificate. The Seller shall have delivered to the Purchaser a certificate representing the Shares being acquired by the Purchaser at the Closing together with such stock powers duly endorsed in blank as the Purchaser may request.

The conditions set forth in this Section 4.2 are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                                   ARTICLE V.

                                  MISCELLANEOUS

      Section 5.1. Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

      Section 5.2. Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein, neither the Seller nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than

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by a written  instrument  signed by each party  hereto.  Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each such party and its permitted assigns.

      Section 5.3. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      Section 5.4. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

      Section 5.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void ab initio.

      Section 5.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

      Section 5.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

      Section 5.8. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                      MEDIVISION MEDICAL IMAGING LTD.

                                      By:_____________________________________
                                           Name:
                                           Title:


                                      MEADOWBROOK OPPORTUNITY FUND LLC.

                                       By:_____________________________________
                                           Name:
                                           Title: